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                                                                   FORM 10-Q
                                                                   EXHIBIT 11

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

      Net income per share is computed based on the weighted average number of shares outstanding, including the dilutive effect of stock options, as follows:

                                                              Three Months Ended         Six Months Ended
                                                                   June 30,                  June 30,
  (in thousands, except per share amounts)                      1998       1997      1998              1997
-------------------------------------------------------------------------------------------------------------
NUMERATOR:
Numerator for basic and dilutive earnings per share --
    net income available to common shareholders              $ 13,683   $ 11,315    $27,205           $22,204

DENOMINATOR:
Denominator for basic earnings per share -- weighted
    average shares                                             28,173     27,824     28,124            27,802

Effect of dilutive securities -- potential conversion of
    employee stock options                                        626        456        649               460
                                                             --------   --------    -------           -------

Denominator for diluted earnings per share -- adjusted
    weighted-average shares and assumed conversions            28,799     28,280     28,773            28,262
                                                             ========   ========    =======           =======

      Basic earnings per share                               $   0.49   $   0.41    $  0.97           $  0.80
                                                             ========   ========    =======           =======
      Diluted earnings per share                             $   0.48   $   0.40    $  0.95           $  0.79
                                                             ========   ========    =======           =======


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